EXHIBIT 99.7
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                                FITNESS DIVISION
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                   (UNAUDITED)


1.   BASIS OF PRESENTATION

     The accompanying unaudited combined financial statements of the Fitness Division have been prepared in accordance with accounting principles generally accepted in the United States of America and pursuant to Securities and Exchange Commission rules and regulations. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations. These financial statements should be read in conjunction with the audited financial statements and notes thereto included in this Form 8-K/A.

     The financial information included herein reflects all adjustments (consisting of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the results for interim periods presented. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year.

2.   TRADE RECEIVABLES

     Trade receivables consist of the following at June 30, 2001:

     Trade                                           $  9,830
     Allowance for doubtful accounts                   (1,607)
                                                     --------

         Trade receivables, net                      $  8,223
                                                     ========

3.   INVENTORIES

     Inventories consist of the following at June 30, 2001:

     Finished goods                                  $ 15,046
     Raw materials and supplies                         2,214
     Reserves                                            (309)
                                                     --------

         Inventories, net                            $ 16,951
                                                     ========
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4.   PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consists of the following at June 30, 2001:

     Land and land improvements                      $    172
     Buildings and leasehold improvements                 957
     Computer equipment                                 7,687
     Production equipment                               8,859
     Furniture and fixtures                             4,577
     Automobiles and trucks                               762
     Accumulated depreciation                         (12,634)
                                                     --------

         Property, plant and equipment, net          $ 10,380
                                                     ========

     Depreciation of property, plant and equipment included in cost of sales and direct expenses of the Fitness Division was $803 for the six months ended June 30, 2001. Purchases of property, plant and equipment were $378 for the six months ended June 30, 2001.













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